Exhibit 10.8(c)

                                    Addendum

Upon additional discussion and assessment of Lorcom Technologies' financial conditions and current commitments. A modification has been made to reduce the amount of the principle investment into the Promissory Note issued by Linea Aqua from the stated $500,000 USD, to $300,000 USD. Please allow this addendum to serve as a formal document reflection the above mentioned modification.

ACCEPTED BY:


/s/ Henry Doiban 11/29/04
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Henry Doiban
Chief Operating Officer
Lorcom Technologies, Inc.


/s/ Ilona Mitsel
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Ilona Mitsel
Principal
Linea Aqua